Exhibit 10.16

STATE OF NORTH CAROLINA

DURHAM COUNTY

AGREEMENT

This Agreement (“Agreement”) is made effective as of the 16th day of January, 2001, by and between The GMH Independence Limited Partnership, a North Carolina limited partnership (“Lessor”), Aventis Pharmaceuticals Products Inc. (f/k/a Rhone-Poulenc Rorer Pharmaceuticals Inc.,) a Delaware corporation (“Lessee”), MERIX Bioscience, Inc., a Delaware corporation (“Sublessee”), and Rhone-Poulenc Rorer Inc., a Pennsylvania corporation (“Guarantor”);

WHEREAS, Lessor executed that certain Lease with Ex Vivo Therapies, a Delaware joint venture pursuant to Joint Venture Agreement dated as of June 3, 1993, originally by and among Rhone-Poulenc Rorer, Inc., a Pennsylvania corporation, Rorer Merger Corp., a Delaware corporation, Applied Immune Sciences, Inc., a Delaware corporation and Applied Immune Sciences Venture, Inc., a Delaware corporation (now Aventis Pharmaceuticals Products Inc.) (“Original Tenant”), dated as of June 14,1995 (the “Lease”) pertaining to approximately 20,000 square feet of space situated at 4233 Technology Drive, Durham, North Carolina (the “Premises”) which Premises are more particularly described in the Lease; and

WHEREAS, the Original Tenant assigned all of its rights, title and interest in and to Lessee by way of Assignment of Lease made effective as of the 5th day of August, 1996 by and between Lessor, Original Tenant, Lessee and Guarantor; and

WHEREAS, the Lease along with the Assignment of Lease (which also modified the Lease) are hereinafter referred to as the “Lease”; and

WHEREAS, the Lease is guaranteed by Guarantor by Guaranty dated as of the 2nd day of June, 1995 (the “Guaranty”); and

WHEREAS, Lessee desires to sublet the Premises to Sublessee pursuant to the terms of the Sublease Agreement dated January 16, 2001 by and between Lessee and Sublessee, a copy of which is attached hereto as Exhibit A (the “Sublease”), and Lessor is willing to consent to the same subject to the following terms and conditions; and

WHEREAS, Guarantor has agreed to consent to the Sublease and to confirm that it remains liable under the terms of the Sublease;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Continued Obligations. Notwithstanding the sublease of the Premises from Lessee to Sublessee or Lessor’s consent thereto or Lessor’s acceptance of payments from Sublessee, Lessee and Guarantor shall remain liable to Lessor for all payments due Lessor under the Lease and for performance of all obligations by it to be performed under the Lease and the consent given herein below shall not be construed as relieving Lessee from obtaining the express written consent of Lessor to any further assignment or subletting or as releasing Lessee from any liability or obligation whatsoever under the Lease or as releasing Guarantor from any liability or obligation whatsoever under the Guaranty. It is expressly understood and agreed that no lease exists or is made hereby between Lessor and Sublessee and that all rights of Sublessee regarding the Premises or any portion thereof are derivative through Lessee and that if Lessee’s rights under the Lease shall for any reason terminate, so also shall Sublessee’s rights terminate.

2. Joint and Several Liability. Lessee and Sublessee each hereby agree for the benefit of Lessor that hereafter they shall each be jointly and severally liable to Lessor for the payment of all sums due to be paid Lessor under the Lease and for the performance of all obligations to be performed by Lessee under the Lease.

3. Notices. Henceforth any notice required or permitted to be given by Lessor to Lessee under the Lease shall be deemed to have been sufficiently given for all purposes when made by personal delivery, by overnight courier service or sent in the United States mail as certified or registered mail, return receipt requested, postage prepaid and addressed as follows:

Lessor:	The GMH Independence Limited Partnership 4400 Ben Franklin Boulevard Durham, North Carolina 27704 Attn: Mr. Gary M. Hock

Lessee:	Aventis Pharmaceuticals Products Inc. 399 Interpace Parkway Parsippany, New Jersey 07054 Attn: General Counsel

with a copy to:

Sublessee:	MERIX Bioscience, Inc. 4233 Technology Drive Durham, North Carolina 27704 Attention: Chief Executive Officer

Notice shall be deemed given when received by personal delivery or overnight courier or within three days after mailing if sent by certified or registered mail, return receipt requested.

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4. Indemnity. Sublessee and Lessee shall jointly and severally indemnify and hold Lessor harmless from and against any and all claims arising out of (a) Sublessee’s use of the Premises or any part thereof, (b) any activity, work, or other thing done, permitted or suffered by Sublessee in or about the Premises or the Building, or any part thereof, (c) any breach or default by Sublessee in the performance of any of its obligations under the Sublease, or (d) any act, omission or negligence of Sublessee, or any officer, agent, employee, contractor, servant, invitee or guest of Sublessee; and in each case from and against any and all damages, losses, liabilities, lawsuits, costs and expenses (including reasonable attorneys’ fees at alt tribunal levels) arising in connection with any such claim or claims as described in (a) through (d) above, or any action brought thereon. If such action be brought against Lessor, Sublessee upon notice from Lessor shall defend the same through counsel selected by Sublessee’s insurer or other counsel, in each case acceptable to Lessor, in its reasonable discretion. All insurance required by Lessee under the Lease shall also be provided by Sublessee as provided in the Sublease.

5. Consent. Subject to the terms and conditions of this Agreement Lessor hereby consents to the Sublease. This Consent shall not be construed to relieve Lessee from obtaining the express written consent of Lessor to any modification of the Sublease or to any further assignment of the Lease or subletting of the Premises, except as expressly stated herein. Notwithstanding the foregoing, nothing in the Sublease shall be deemed to amend or modify the Lease and in the event of a conflict between the Lease and the Sublease, the terms of the Lease shall control.

6. Use. Lessor hereby consents to the proposed use of the Premises by Sublessee as set forth in the Sublease; provided, however, the second and third sentences of Section 6 of the Lease shall remain in full force and effect.

7. Assignment of Sublease by Sublessee. Sublessee shall have the right to assign the Sublease to a MERIX Entity (as hereinafter defined) without Lessor’s consent, provided that at the time of making such assignment of Sublease (i) Lessee is in not in default of any of the provisions of the Lease and Sublessee is not in default under any provision of the Sublease, (ii) there is no event which, with notice or passage or time, would be deemed to be a default under the Lease or the Sublease, (iii) Sublessee gives Lessor ten (10) days written notice prior to the execution of such assignment, (iv) any assignment shall not result in Guarantor, Lessee or Sublessee being released or discharged from any liability under the Guaranty, Lease or Sublease, as the case may be, and Guarantor, Lessee and Sublessee remain liable for the full performance of the terms, covenants and conditions of the Guaranty, Lease and Sublease, (v) the assignee shall agree in writing to comply with and be bound by all the terms, covenants, conditions, provisions and agreements of the Lease and this Agreement and verifies that its use of the Premises complies with Section 6 of the Lease, and (vi) Sublessee shall deliver to Lessor and Lessee promptly after execution an executed copy of such assignment. For purposes of this Agreement, a “MERIX Entity” shall mean (i) MERIX Bioscience, Inc. (“MERIX”) or (ii) an affiliate of MERIX. An affiliate shall mean any corporation which directly controls or is controlled by or is under common control with MERIX. Control shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such corporation through the ownership of voting securities.

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8. Upfit. Lessor hereby consents to the upfit by Sublessee of 10,000 square feet of unfurnished space in the Premises (the “Shell Space”) at Sublessee’s sole cost and expense, subject to (a) the approval of Lessor of the plans for such upfit; (b) the plan shall provide that the upfit will be performed and Sublessee shall perform the upfit in a good and workmanlike manner using materials that are substantially similar and of better or equal quality to those presently contained in the Premises; (c) the plan shall provide Sublessee shall use contractors and engineers that are licensed in North Carolina and are qualified to perform the work to prepare the Premises for its intended use, each as reasonably acceptable to Lessor; (d) Sublessee shall not commence any such work without first delivering to Lessor a policy or policies of workers’ compensation and commercial general liability insurance naming Lessor as an additional insured; (e) Sublessee and Lessee warrant that any upfit installed by Sublessee will not violate the permitted uses of the Premises, will comply with all applicable building codes and zoning laws, and will not impact the structure of the Shell Building, the Shell Space or the Tenant Upfit; (f) Sublessee shall furnish Lessor with all permits required prior to commencement of the upfit work and all certificates and approvals with respect to the upfit that may be required by any governmental authority and deliver to Lessor properly executed general and subcontractor affidavits stating that all laborers and materialmen have been paid in full and final waivers of liens and lien releases from all general contractors and subcontractors who have performed the upfit or furnished materials to the Premises as a result of the upfit by Sublessee; and (g) Sublessee, at its expense, shall deliver, within thirty (30) days after completion of the upfit, the as-built plans to the Lessor. All Tenant Upfit and other upfit currently in the Premises as of the date of this Agreement and the Sublease, all Lessor Trade Fixtures (as hereinafter defined) and all upfit performed by the Sublessee shall immediately become Lessor’s property without compensation to Lessee or Sublessee and shall remain on the Premises upon the termination or earlier expiration of the Sublease, and Lease.

9. Trade Fixtures. For purposes of this Agreement, (i) Trade Fixtures shall mean the moveable and free standing personal property and equipment not affixed to the Premises, such as freezers and fume hoods, but shall not include case work (which is deemed Lessor’s property), and (ii) Lessor Trade Fixtures shall mean all of the case work, facility management system (Dell), flow cytometer (Eples XL), manifolds (CO2), mirrors, stainless steel tables and stainless steel work benches in the Premises as of the date of this Agreement and the Sublease. Lessor Trade Fixtures shall not include any enterprise management systems, including without limitation, any material resource planning systems or any manufacturing execution systems, installed by Sublessee after the commencement of the Sublease. All Lessor Trade Fixtures in the Premises at the commencement of this Agreement shall remain the property of Lessor and may not be removed by Sublessee or Lessee at any time. All other Trade Fixtures either placed in the Premises by Sublessee or in the Premises as of the date of the Sublease and identified on Exhibit B shall remain the property of Sublessee and be removable at any time, provided at the time of removal Sublessee shall promptly and at its own expense repair any damage to the Premises in removing any such Trade Fixtures and reconnect all connections.

10. Restoration. Lessor hereby agrees that neither Sublessee nor Lessee shall be obligated to restore the Premises to the condition which existed upon the commencement of the term of the Lease and that the provision of Section 9 of the Lease which require such restoration are hereby waived; provided, however, that all tenant upfit (including, but not limited to, the Tenant Upfit), case work, the heating, ventilating and air conditioning equipment located on the Premises at the termination of Sublessee’s occupancy of the Premises and the Lessor Trade Fixtures shall be the property of Lessor without compensation to Sublessee or Lessee and shall remain on the Premises at the termination of Sublessee’s occupancy of the Premises.

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11. Ownership of Improvements. It is understood and agreed that all alterations, Improvements and Tenant Upfit and Lessor Trade Fixtures, whether constructed by Lessor or Lessee, and notwithstanding the provisions of the Lease, shall be and hereby is the property of Lessor, without compensation to Lessee. In connection therewith, Lessee does hereby grant, bargain, sell, transfer, convey, assign and deliver to Lessor, as of the date of this Agreement, all of Lessee’s right, title and interest, of whatever kind and character, in and to the Tenant Upfit and Lessor Trade Fixtures, free and clear of any and all liens, mortgages, encumbrances, pledges and security agreements of any nature whatsoever, to have and to hold unto Lessor, its successors and assigns forever, all of the Tenant Upfit and Lessor Trade Fixtures hereby granted, bargained, sold, transferred, conveyed, assigned and delivered. Lessee covenants that it is seized of the Tenant Upfit and Lessor Trade Fixtures in fee and has the right to convey the same in fee simple, the same is free and clear of all encumbrances whatsoever, and Lessee will warrant and defend the title thereto against the lawful claims of all persons whomsoever,

12. Duke Guaranty. Duke has agreed to guaranty certain obligations of Sublessee under the Sublease to Lessee, a copy of which is attached hereto as Exhibit C (the “Duke Guaranty”). A condition precedent to Lessor’s consent to the Sublease and this Agreement is the delivery to Lessor of an original fully executed Duke Guaranty.

13. Lease. Lessor’s consent to this Agreement is conditioned upon and subject to the execution and delivery of a lease for the Premises, satisfactory to Lessor, commencing on September 1, 2006 for a five (5) year term.

14. Property Line. The parties agree that the Property as described in the Lease may be modified by Lessor without Lessee’s or Sublessee’s consent on the southern property line and the western property line; provided, however, that the movement of the property line shall not adversely affect the ingress or egress to the Premises or the ability of Lessee or Sublessee to conduct business in the Premises. Upon notification by Lessor of the revised Property and description thereof, the Property shall be so defined. Neither Sublessee nor Lessee shall be liable for any cost incurred in connection with modifying the property line, including, without limitation, any costs incurred in connection with repaying the parking lot and altering any utility lines, if any.

15. Ratification by Lessee. Lessee expressly ratifies and confirms the terms and provisions of the Lease and acknowledges its continuing direct liability under the Lease. The Lease remains in full force and effect and is unaffected by the Sublease or by the Duke Guaranty.

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16. Ratification by Guarantor. Guarantor hereby ratifies and confirms the terms and provisions of the Lease and the Guaranty and acknowledges that it remains directly and uncondi-tionally liable under the Guaranty and the Lease. The Guaranty remains in full force and effect and is unaffected by the Sublease or by the Duke Guaranty.

17. Modification. To the extent applicable, the Lease is hereby amended by the terms of this Agreement.

18. Capitalized Terms. All capitalized terms not otherwise defined in this Agreement shall have the same meaning as set forth in the Lease.

19. Entire Agreement. This Agreement contains the complete agreement of the parties regarding the terms and conditions of the consent to the Sublease and there are no oral or written conditions, terms, understandings or other agreements pertaining thereto which have not been incorporated herein.

20. Governing Law and Jurisdiction. The laws of the State of North Carolina shall govern the validity, interpretation, performance and enforcement of this Agreement. All parties hereby submit to the jurisdiction of the state courts situated in Durham County, North Carolina.

21. Modification and Waiver. No provision of this Agreement shall be amended, waived or modified except by an instrument in writing signed by the parties.

22. Binding Effect; Survival. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs and assigns.

23. Counterparts. To facilitate execution, this Agreement may be executed in any number of counterparts as may be convenient or necessary and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof. Additionally, the parties hereto hereby covenant and agree that for purposes of facilitating the execution of this Agreement, the signature pages taken from separate individually executed counterparts of this Agreement may be combined to form multiple fully executed counterparts. All executed counterparts of this Agreement shall be deemed to be originals, but all such counterparts, taken together, shall constitute one and the same agreement.

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IN WITNESS WHEREOF, Lessor, Lessee, Sublessee and Guarantor have caused this instrument to be duly executed under seal, all as of the day and year first above written.

LESSOR:

THE GMH INDEPENDENCE LIMITED PARTNERSHIP

BY:	THE GMH FAMILY, LLC.	(SEAL)
Sole General Partner

	BY	(SEAL)
Gary M. Hock, Manager

LESSEE:

AVENTIS PHARMACEUTICALS PRODUCTS INC. (f/k/a Rhone-Poulenc Rorer Pharmaceuticals Inc.)

BY
Vice President

ATTEST:

Assistant Secretary

[CORPORATE SEAL]

SUBLESSEE:

MERIX BIOSCIENCE, INC.

BY
Exec. Vice President

ATTEST:

Secretary

[CORPORATE SEAL]

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GUARANTOR.

RHONE-POULENC RORER INC.

BY
Vice President

ATTEST:

Secretary

[CORPORATE SEAL]

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EXHIBIT A

STATE OF NORTH CAROLINA

DURHAM COUNTY

SUBLEASE AGREEMENT

AGREEMENT OF SUBLEASE made as of the 16 day of January, 2001, by and between Aventis Pharmaceuticals Products Inc. (f/k/a Rhone-Poulenc Rorer Pharmaceuticals Inc.), a Delaware corporation (“Sublessor”), and Merix Bioscience, Inc., a Delaware corporation authorized to do business in North Carolina (“Sublessee”).

W I T N E S S E T H:

WHEREAS, Sublessor is the Tenant under a certain Lease (the “Lease”) dated as of June 14, 1995, with The GMH Independence Limited Partnership (“Lessor”) as Landlord, pertaining to approximately 20,000 square feet of space (10,000 square feet of which is finished as office and lab space (the “Finished Space”) and 10,000 square feet of which is unfinished space (the “Shell Space”)) located at 4233 Technology Drive, Durham, North Carolina (the “Subleased Premises”), a copy of which is attached hereto as Exhibit “A” and made a part hereof (Terms used and not otherwise defined herein shall have the meaning ascribed to them in the Lease); and

WHEREAS, Sublessor is the Tenant under the Lease by way of Assignment of Lease (“Assignment”) made and effective as of the 5th day of August, 1996 by and between Lessor, Ex Vivo Therapies, a Delaware joint venture (“Assignor”), Sublessor as assignee and Rhone-Poulenc Rorer, Inc. (“Guarantor”), a copy of which is attached hereto as Exhibit B; and

WHEREAS, Sublessee desires to sublease the Subleased Premises from Sublessor and Sublessor desires to sublease the Subleased Premises to Sublessee, subject to the terms and conditions of this Sublease Agreement.

NOW, THEREFORE, in consideration of the premises, which are incorporated herein by reference, and of the terms, conditions and covenants set forth herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Subleased Premises. Sublessor hereby sublets to Sublessee, and Sublessee hereby subleases from Sublessor, the Subleased Premises, shown as Exhibit “C” attached hereto and made a part hereof, and consisting of approximately 20,000 rentable square feet of office space consisting of the Shell Space and the Finished Space situated at 4233 Technology Drive, Durham, North Carolina.

2. Term of Sublease. The term (the “Term”) of this Sublease shall commence on the date that Sublessor has received all of the following: (a) a copy of this Sublease Agreement executed by Sublessee and Sublessor; (b) an executed copy of the Lessor’s and Guarantor’s consent to this Sublease; and (c) an executed copy of a Guaranty from Duke University guaranteeing the payment of the Base Rent and Additional Rent (each as defined below) under this Sublease for the time period specified in the Guaranty (the “Commencement Date”), and shall end on the 1st day of September, 2006, (or until such term shall sooner cease or expire as hereinafter provided) (the “Termination Date”). Possession of the Subleased Premises shall be delivered to Sublessee on the Commencement Date. The parties agree that the consent by Lessor and Guarantor shall include (i) a consent to the proposed use by Sublessee of the Subleased Premises as set forth in Section 4 of this Sublease; (ii) a consent to the upfit of the Shell Space at Sublessee’s sole cost and expense, subject to (A) the approval of Lessor of the plans for such upfit; (B) the plans shall provide that the upfit will be performed and Sublessee shall perform the upfit in a good and workmanlike manner using materials that are substantially similar and of better or equal quality to those presently contained in the Subleased Premises; (C) the plans shall provide and Sublessee shall use contractors and engineers that are licensed in North Carolina and are qualified to perform the work to prepare the Subleased Premises for its intended use, each as reasonably acceptable to Lessor; (D) Sublessee shall not commence any such work without first delivering to Lessor a policy or policies of workers’ compensation and commercial general liability insurance naming Lessor as an additional insured; (E) Sublessee and Sublessor warrant that any upfit installed by Sublessee will not violate the permitted use of the Subleased Premises and will materially comply with all applicable building codes and zoning laws and will not impact the structure of the Shell Space; (F) Sublessee shall furnish Lessor with all permits required prior to commencement of the upfit work and all certificates and approvals with respect to the upfit as may be required by any governmental authority and deliver to the Lessor properly executed general and subcontractor affidavits stating that all laborers and materialmen have been paid in full and final waivers of liens and lien releases from all general contractors and subcontractors who have performed the upfit or furnished materials to the Subleased Premises as a result of the upfit; and (G) Sublessee, at its expense, shall deliver within 30 days after completion of the upfit the as built plans for the Shell Space to the Lessor; (iii) a waiver by Lessor of any obligation of Sublessee or Sublessor to restore the Subleased Premises to the condition that existed prior to the Commencement Date or the commencement date of the Lease, respectively; provided, however, that all tenant upfit (including but not limited to Tenant Upfit), case work, the heating, ventilating and air conditioning equipment located on the Subleased Premises, work above the ceiling of the Shell Space installed by Sublessee, and all Lessor Trade Fixtures (as defined below) shall remain on the Subleased Premises at the termination of Sublessee’s occupancy of the Subleased Premises without compensation to Sublessee, unless Lessor requests the removal of same at the time Lessor approves such installations. For purposes of this Sublease, “Lessor Trade Fixtures” means the building management system, flow optometers, manifolds, mirrors, stainless steel tables and stainless steel workbenches located on the Subleased Premises as of the Commencement Date of this Sublease and shall not be deemed to include any enterprise management systems, including without limitation any material resource planning systems or any manufacturing execution systems installed by Sublessee. In addition, on or before November 10, 2000, Lessor shall have delivered to Sublessee an agreement to lease the Subleased Premises directly from Lessor upon the expiration of the term of this Sublease upon terms that are satisfactory to the Sublessee (the “Additional Lease”). If Lessor fails to give such consent and deliver the Additional Lease by December 15, 2000, then Sublessee may cancel this Sublease by giving written notice of cancellation to Sublessor. Neither party shall have liability to the other for any termination or cancellation under this Section 2, unless such party by its willful act caused Lessor to refuse timely to consent to this Sublease.

3. The Lease.

(a) As between Sublessor and Sublessee, all of the Articles of the Lease are incorporated into this Sublease as if fully set forth in this Sublease, except the following: Sections l,2,5,6,7(a) and (d), 8, 15, 49, and 55. Where applicable, references in the Lease to Landlord will mean Sublessor and to Tenant will mean Sublessee, provided, however, Sublessor shall not be released thereby. Sublessor represents and warrants that it has full right, power and authority under the Lease to enter into this Sublease, subject to Lessor’s consent as provided therein. Sublessor further represents and warrants that the Lease is in full force and effect and has not been modified, amended or terminated except as stated in the Assignment. The copy of the Lease and Assignment attached hereto is a complete and accurate copy of the Lease and Assignment. Sublessor also represents and warrants that Sublessor is not in default under the terms of the Lease and no condition exists which with the giving of notice or passage of time, or both, would be a default under the Lease. Sublessor shall not modify or terminate the terms of the Lease without the written consent of the Sublessee.

(b) Sublessee acknowledges that it has reviewed and is familiar with all of the terms, covenants and conditions of the Lease that are incorporated herein and made a part hereof. Sublessee assumes and agrees to perform, observe and comply with all of the terms, covenants and conditions on the Lessee’s part to be performed, observed and complied with under the Lease and Assignment. This Sublease is expressly made subject and subordinate to all of the terms, covenants and conditions of the Lease. In the event of a conflict between the terms of the Lease and this Sublease, the terms of the Lease as modified by the Assignment shall control. At all times where consent is required of the Lessor under the Lease for an act of Sublessor as Tenant, consent shall be required by Lessor for such act by Sublessee.

(c) Sublessor shall deliver a copy of any notice of default received by Sublessor from Lessor with respect to the Lease within two days of receipt thereof. Sublessor shall provide Sublessee an opportunity to cure any such default within the cure period proved in the Lease, if any, but Sublessee shall not be obligated to do so. Nothing herein shall affect the rights of Lessor under the Lease.

4. Occupancy.

(a) Sublessee shall use and occupy the Subleased Premises solely for (i) research and development; (ii) cell culturing and other operations for the preparation of therapeutic vaccine and/or other services for (A) support of human clinical trials and (B) potential commercial purposes; and (iii) the development and or commercialization of other products related or substantially similar thereto. Sublessee has conducted an inspection, or been afforded the opportunity to inspect, the Subleased Premises and shall accept the Subleased Premises “as is” and “where is”, subject to Lessor’s obligations for maintenance and repair under the Lease and subject to any latent defects.

(b) Sublessee covenants that it will occupy the Subleased Premises in accordance with the terms of the Lease and will not suffer to be done or omit to do any act that may result in a violation of or a default under any of the terms and conditions of the Lease, or render Sublessor liable for any charge or expense arising out of, by reason of, or resulting from, Sublessee’s failure to perform or observe any of the terms and conditions of the Lease pertaining to the Subleased Premises.

(c) Sublessee agrees that Sublessor shall not be required to perform any of the covenants and obligations of Lessor under the Lease and, insofar as any of the covenants and obligations of Sublessor hereunder are required to be performed under the Lease by Lessor thereunder, Sublessee acknowledges that Sublessor shall be entitled to look to Lessor for such performance. Any default or failure of performance by Lessor shall not affect this Sublease or waive or defer any of Sublessee’s obligations hereunder; provided, however, that in the event of any such default or failure of performance by Lessor, Sublessor shall take such action as may reasonably be required, under the circumstances, to secure such performance upon Sublessee’s written request therefor and at Sublessee’s cost and expense.

5. Rent; Security Deposit.

(a) Base Rent. Sublessee shall pay to Sublessor base rent (“Base Rent”) as specified below:

Period	Rent Rate Per Square Foot	Square Foot of Premises	Annual Rent	Monthly Rent
Commencement Date until 14 months Thereafter	$9.50	20,000	$190,000	$15,833.33

First 12 month period Thereafter	$9.83	20,000	$196,650	$16,387.50

Second 12 month Period thereafter	$10.17	20,000	$203,481	$16,956.75

Third 12 month Period thereafter	$10.54	20,000	$210,519	$17,543.25

Fourth 12 month Period thereafter	$10.91	20,000	$218,178	$18,181.50

Remaining months Of the Term	$11.29	20,000	$225,837	$18,819.75

Provided, however, that Sublessee shall not be obligated to pay Base Rent for the first sixty (60) days after the Commencement Date.

(b) Additional Rent. Sublessee shall be obligated to reimburse Sublessor for those costs and expenses that Sublessor is obligated to pay to Lessor under Sections 10(b), 14(a) and 16(a) of the Lease (collectively, “Additional Rent”); provided, however, that all such expenses and costs shall be prorated and adjusted between Sublessor and Sublessee as of the Commencement Date or the date the Sublease terminates, as the case may be. Sublessor shall notify Sublessee of any amounts due under such Sections of the Lease, including copies of all invoices received from Lessor with respect thereto, and Sublessee shall pay any such amounts to Sublessor within thirty (30) days of receipt of such notice.

The respective amounts set forth above for Base Rent shall be paid by the first day of each month in lawful money of the United States at Sublessor’s address specified for notices in Section 16. If Sublessee fails or refuses to pay any installment of Base Rent within five business days of when due, Sublessor shall be entitled to collect interest on the amount of the late payment equal to the Prime Rate of Interest as disclosed by Wachovia Bank, N.A. In addition, Sublessee shall pay a late fee of eight percent multiplied by the amount of the late payment commencing on the date the payment is delinquent until paid in full to compensate Sublessor for the additional expense involved in handling delinquent payments and not as interest; provided, however, that Sublessee shall not be obligated to pay a late fee unless Sublessee has paid Base Rent late two other times in any consecutive twelve-month (12) period. If the payment of a late charge required by this Section is found to constitute interest notwithstanding the contrary intention of Sublessor and Sublessee, the late charge shall be limited to the maximum amount of interest that lawfully may be collected by Sublessor under applicable law, and if any payment is determined to exceed such lawful amount, the excess shall be applied to any unpaid rent then due and payable hereunder and/or credited against the next succeeding installment of Base Rent payable hereunder.

(c) Security Deposit. On the Commencement Date, Sublessee shall pay to Sublessor a security deposit in the amount of $ 15,833.33 (the “Security Deposit”). If Sublessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Sublease, Sublessor may use, apply or retain all or any portion of the Security Deposit for the payment of any rent or other charge in default, or for the payment of any other sum which Sublessor incurs by reason of Sublessee’s default, or to compensate Sublessor for any loss or damage which Sublessor may suffer thereby. If Sublessor uses or applies all or any portion of the Security Deposit, Sublessee must within ten (10) days after written demand therefor deposit cash with Sublessor in an amount sufficient to restore the Security Deposit to its full amount and Sublessee’s failure to do so will be a material breach of this Sublease. Sublessor shall not, unless otherwise required by law, be required to keep the Security Deposit separate from its general accounts, nor pay interest on the Security Deposit to Sublessee. If Sublessee performs all of Sublessee’s obligations hereunder, the Security Deposit or so much thereof as has not been used or applied by Sublessor, will be returned to Sublessee (or at Sublessor’s option, to the last assignee, if any, of Sublessee’s interest hereunder) at the expiration or other termination of the Sublease Term, and after Sublessee has vacated the Subleased Premises. The obligation to return the Security Deposit upon termination of the Sublease shall survive termination of this Sublease.

6. Furniture; Fixtures. As of the Commencement Date, Sublessor does hereby grant, bargain, sell, transfer, convey, assign, and deliver to Sublessee all of Sublessor’s right, title, and interest in and to the furniture, trade fixtures, and equipment located in the Subleased Premises on the Commencement Date set forth in Exhibit D attached hereto and made a part hereof (the “Sublessor Furniture”) free and clear of any and all liens, mortgages, encumbrances, pledges, and security agreements of any kind whatsoever, to have and to hold unto Sublessee, its successors and assigns forever, all of the Sublessor Furniture hereby granted, bargained, sold, transferred, conveyed, assigned, and delivered. Exhibit D shall not include the Lessor Trade Fixtures.

7. Alterations and Improvements by Sublessee. Sublessee will not make any alterations or improvements to the Subleased Premises without the prior written consent of Sublessor and Lessor, which consent of Sublessor shall not be unreasonably withheld, conditioned or delayed and of Lessor shall be subject to the terms of the Lease. Sublessor will be deemed to have consented to the improvements or alterations proposed by Sublessee if Sublessor fails to provide notice of its consent to such improvements to Sublessee within fifteen (15) days of receipt of Sublessee’s request for such consent. Sublessor acknowledges that Sublessee intends to make improvements to the Shell Space and Sublessor agrees to approve the Plans for such improvements as long as the improvements (i) do not violate any laws; (ii) do not alter the structure of the Building, and (iii) receive all approvals required under the Lease. Upon termination of this Sublease, Sublessee shall only be required to remove those alterations or improvements which Sublessor or Lessor required to be removed upon termination at the time Sublessor or Lessor, as the case may be, approved such alterations or improvements.

8. Environmental. No later than five (5) business days after execution by Sublessee of this Sublease, Sublessor shall provide Sublessee with copies of all documentation in Sublessor’s possession relating to any facilities validation or environmental testing regarding the Subleased Premises. Sublessor represents and warrants to Sublessee that neither Sublessor nor any of its agents, servants, employees, contractors, or subcontractors (collectively, “Sublessor’s Representatives”) have received any request for information, notice of claim, demand, or notification relating to any alleged violation of any Regulations or any Hazardous Substances located at, on, in, under or emanating from the Subleased Premises and Sublessor and Sublessor’s Representatives know of no facts or circumstances related to environmental matters concerning the Subleased Premises that could lead to any future environmental claims, liabilities, or responsibilities against Lessor, Sublessor or Sublessee. Sublessor hereby waives and releases Sublessee from any and all Environmental Claims (as defined below) related to events or conditions first existing prior to the date of this Sublease (“Pre-Existing Conditions”), known or unknown, foreseen or unforeseen, which exist or which may arise under any Regulations. Sublessor hereby agrees to indemnify and hold harmless Sublessee from any and all claims, costs, losses, damages and expenses (including without limitation fines, penalties and reasonable attorney’s fees)(collectively, “Environmental Claims”) that are asserted against or incurred by Sublessee relating to Pre-Existing Conditions. Sublessee hereby agrees to indemnify and hold harmless Sublessor from any and all Environmental Claims asserted against or incurred by Sublessor that result from Sublessee’s activities in, on, or around the Subleased Premises.

9. Casualty, Condemnation and/or Termmation. If the whole or any part of the Subleased Premises shall be taken or condemned in any manner by any competent authority for any public or quasi-public use, or if the Lessor under the Lease or Sublessor as Tenant thereunder shall terminate the Lease as provided in the Lease by reason of Casualty or otherwise as permitted therein, in any such event, the term of this Sublease shall cease and terminate as of the date of vesting of title or such condemnation or termination as the case may be.

10. No Assignment or Subletting. Sublessee, for itself, its successors and assigns, expressly covenants that it shall not assign, sublet, mortgage or encumber this Sublease without the prior written consent of Sublessor which consent will not be unreasonably withheld, conditioned or delayed, provided, however, Sublessee shall have the right to assign this Sublease to a MERIX Entity (as hereinafter defined) without Sublessor’s consent, but Sublessee shall be required to comply with the terms of the Agreement between The GMH Independence Limited Partnership, Aventis Pharmaceuticals Products Inc., MERIX Bioscience, Inc., and Rhone-Poulenc Rorer Inc. For purposes of this Sublease, a “MERIX Entity” shall mean (i) MERIX Bioscience, Inc. (“MERIX”) or (ii) an affiliate of MERIX. (iii) any entity which is the surviving corporation as a result of the merger of MERIX into such entity, or (iv) any entity which purchases all of the assets of MERIX and continues the business thereof. An affiliate shall mean any corporation which directly controls or is controlled by or is under common control with MERIX. Control shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such corporation through the ownership of voting securities.

11. Quiet Enjoyment. Sublessor covenants and agrees with Sublessee that, provided Sublessee pays and performs all of its covenants, agreements and obligations under this Sublease, Sublessee may peaceably and quietly enjoy the Subleased Premises, subject, nevertheless, to the terms and conditions of this Sublease and the Lease.

12. Sublessor. The term “Sublessor” as used in this Agreement of Sublease refers to the Tenant under the Lease at the time in question, so that if the Lease shall be assigned, such covenants, conditions and agreements shall be binding upon each successor assignee.

13. Indemnity. Each party hereto does hereby agree to indemnify the other and hold the other harmless, of and from any claim, damage, liability, cost or expense, including reasonable attorney’s fees, which either may suffer or incur by reason of the failure of the other to perform, observe or comply with any of the terms, covenants and conditions of this Agreement of Sublease or the Lease, as such terms, covenants and conditions may affect the Subleased Premises.

14. Broker’s Commission. Sublessee represents to Sublessor that the sole broker with whom it has dealt in connection with this transaction is Advantis/GVA- Sue Back. Sublessor covenants that it will pay Advantis/GVA- Sue Back $20,000 in commission on or before thirty (30) days of the complete execution of this Sublease and will indemnify Sublessee and hold Sublessee harmless from and against any and all claims of Advantis/GVA with respect to a commission or fee.

15. Attorney’s Fees. If Sublessor, Sublessee, or Broker shall commence an action against the other arising out of or in connection with this Sublease, the prevailing party shall be entitled to recover its costs of suit and reasonable attorney’s fees.

16. Notices. Any and all notices that are or may be required to be given pursuant to the terms of this Agreement of Sublease or the Lease shall be sent by Certified Mail, Return Receipt Requested, to the parties hereto at their respective addresses set forth below:

SUBLESSOR: Aventis Pharmaceuticals Inc. 399 Interpace Parkway Parsippany, New Jersey 07054	SUBLESSEE: Merix Bioscience, Inc. 4233 Technology Drive Durham, North Carolina 27704

Attn: General Counsel	Attn: Chief Executive Officer

With a copy to:

Robert P. Cull, Manager, N.A. Real Estate Aventis Pharmaceuticals Inc. P.O. Box 6800 Route 202-206 Bridgewater, New Jersey 08807

17. Binding Effect. The covenants, conditions and agreements contained herein shall be binding upon and inure to the benefit of Sublessor and Sublessee and their respective heirs, executors, administrators, successors and permitted assigns.

18. Governing Law. This Agreement of Sublease is entered into in the State of North Carolina, and its validity and interpretation shall be construed in accordance with the laws of that State.

19. Sublessee Insurance.

(a) Fire Insurance. At all times during the term hereof, Sublessee shall maintain in effect policies of property damage insurance covering (i) all leasehold improvements, including any alterations, additions or improvements as may be made by Sublessee and in which Sublessee may have an insurable interest, and (ii) fixtures and other personal property from time to time in, on or upon the Premises in an amount not less than one hundred percent (100%) of their actual replacement cost (“Replacement Cost”) from time to time during the term of this Sublease, providing protection against any peril included within the classification of fire and extended coverage, together with insurance against sprinkler damage, vandalism and malicious mischief.

(b) Liability Insurance. Sublessee at all times beginning on the Commencement Date and during the term hereof and at its sole cost and expense shall procure and continue in force commercial general liability insurance to protect Sublessor and Lessor in connection with the construction of improvements by Sublessee on the Premises or use, operation or condition of the Premises. Such insurance at all times shall be in an amount of not less than a combined single limit of $2,000,000 insuring against any and all liability of the insured with respect to said Premises or arising out of the use or occupancy thereof. Prior to commencement of the Sublessee upfit, Sublessee shall furnish evidence of workers’ compensation coverage with a statutory limit, employers liability insurance with a limit of $1,000,000 per occurrence and builders’ risk insurance with a limit of $2,000,000.

(c) General. All insurance required to be carried by Sublessee hereunder shall be issued by responsible insurance companies qualified to do business in the State of North Carolina, reasonably acceptable to Sublessor. Each policy shall name Sublessor and Lessor as additional insured, and copies of all policies or certificates evidencing the existence and amounts of such insurance shall be delivered to Sublessor and Lessor by Sublessee at least ten (10) days prior to the Commencement Date of this Sublease. No such policy shall be cancelable except after ten (10) days prior written notice to Sublessor and Lessor. Sublessee shall furnish Sublessor and Lessor with renewals or binders of any such policy at least ten (10) days prior to the expiration thereof. Sublessee agrees that if Sublessee does not take out and maintain such insurance, Sublessor and Lessor may (but shall not be required to) procure said insurance on Sublessee’s behalf and charge the Sublessee the premiums, payable upon demand. Sublessee shall have the right to provide such insurance coverage pursuant to blanket policies obtained by the Sublessee, provided such blanket policies expressly afford coverage to the Premises and the Sublessee upfit and to Sublessee as required by this Sublease.

(d) Adjustment; Not less often than every two and one-half (2-1/2) years during the term of this Sublease, Sublessee and Sublessor and Lessor shall agree in writing on the full Replacement Cost of the Sublessee upfit and leasehold improvements pursuant to Section 19(a) above. If in the opinion of Sublessor the amount or type of fire insurance and/or public liability and property damage insurance at that time is not adequate or not provided for herein, Sublessee shall either acquire or increase the insurance coverage as required by Sublessor and mutually agreed by Sublessee.

[The remainder of this page intentionally has been left blank.]

IN WITNESS WHEREOF, Sublessor and Sublessee have each caused this Agreement of Sublease to be executed by its duly authorized partner of officer and the appropriate corporate seals have been hereunto affixed all as of the day and year first written.

ATTEST:

By:		[Corporate Seal]	MERIX BIOSCIENCE, INC. (Seal)

Its:	Secretary		By:

			Its:	Executive Vice President

ATTEST:			AVENTIS PHARMACEUTICAL PRODUCTS INC. (F/K/A RHONE-POULENC RORER PHARMACEUTICALS INC.)

By:		[Corporate Seal]	By:

Its:	Assistant Secretary		Its:	Vice President

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is made the 31 day of July, 2005 (the “Effective Date”) by and between CNL RETIREMENT MOP 4223 DURHAM NC, LP, a Delaware limited partnership, whose address is 450 South Orange Avenue, Orlando, Florida 32801 (“Landlord”), and ARGOS THERAPEUTICS, INC. (f/k/a Merix Bioscience, Inc.), a Delaware corporation, whose address is 4223 Technology Drive, Durham, North Carolina 27704 (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord’s predecessor-in-interest, THE GMH INDEPENDENCE LIMITED PARTNERSHIP, a North Carolina limited partnership (“GHM”), and Tenant entered into that certain Lease (the “Lease”) dated January 16, 2001, for the leasing of certain real property located at 4223 Technology Drive, Independence Park, Durham, North Carolina, and all improvements thereon;

WHEREAS, Landlord purchased the Property from GMH and now holds the interest as Landlord under the Lease;

WHEREAS, Landlord and Tenant wish to modify the terms of the Lease as more particularly set forth below.

NOW THEREFORE, for and in consideration of the premises hereof, the mutual covenants and benefits set forth herein and in the Lease and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Capitalized Terms. All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Lease.

2. Termination. Section 50 of the Lease is hereby deleted in its entirety and replaced as follows:

50. TERMINATION. Tenant shall have the one-time right to terminate this Lease on August 31, 2008 by giving written notice to Landlord no later than February 28, 2008 and upon payment with such notice of a “Termination Fee” in an amount equal to six (6) times the monthly rental payment due on the last month of the Term prior to termination. Tenant’s right to terminate pursuant to this paragraph shall expire at 5:00 EST on February 28, 2008 if Landlord has not received Tenant’s written notice of the exercise of such right by that time.

3. $50.000 Payment. Notwithstanding any references within the Lease to the amount of $50,000 having been paid by Tenant to Landlord, Tenant acknowledges that Landlord has not received such amount from Tenant and that Landlord has no obligation to repay such amount to Tenant. Tenant hereby releases Landlord from any and all liability with respect to the repayment of such amount to Tenant.

4. Ratification; Conflict. Landlord and Tenant hereby ratify and confirm the terms of the Lease and agree that, except as herein amended, all terms and conditions of the Lease remain in full force and effect. In the event of a conflict between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall control.

5. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed a fully executed original.

[SIGNATURES ON FOLLOWING PAGE]

2

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment in manner and form sufficient to bind them as of the day and year first above written.

LANDLORD:

CNL RETIREMENT MOP 4223 DURHAM NC, LP, a Delaware limited partnership

By:	CNL RETIREMENT MOP A PACK GP, LLC, a Delaware limited liability company, its sole general partner

By:
	Name:	Victoria A. Curl
	Title:	Vice President Asset Management

STATE OF FLORIDA

COUNTY OF ORANGE

The foregoing instrument was acknowledged before me this, the 2nd day of Nov, 2005, by Victoria A. Curl, as VP Asset Management of CNL RETIREMENT MOP A PACK GP, LLC, a Delaware limited liability company, as the sole general partner of CNL RETIREMENT MOP 4223 DURHAM NC, LP, a Delaware limited partnership, on behalf of the partnership and the company. He (She) is personally known to me or has produced              as identification.

(NOTARY SEAL)	Notary Public
Name:
Serial No.:

My Commission Expires:

3

TENANT:

ARGOS THERAPEUTICS, INC., a Delaware corporation

By:
Attest		Name:	Timothy W. Trost
		Title:	VP & CFO
Name:	William Wofford
Assistant Secretary

[Corporate Seal]

NORTH CAROLINA

DURHAM COUNTY

I, [illegible], a Notary Public, do hereby certify that Timothy W. Trost, personally appeared before me this day and acknowledged that he/she is the                                        of ARGOS THERAPEUTICS, INC., a Delaware corporation and that by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name and by is                                        , sealed with the corporate seal, and attested by                    , as its Secretary.

Witness my hand and notarial seal this, the 22 day of Sept., 2005.

(Notary Public)

My commission expires:
4-2-2010

4

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this “Amendment”) is made the 7th day of August, 2006 (the “Effective Date”) by and between CNL RETIREMENT MOP 4223 DURHAM NC, LP, a Delaware limited partnership, whose address is 450 South Orange Avenue, Orlando, Florida 32801 (“Landlord”), and ARGOS THERAPEUTICS, INC. (f/k/a Merix Bioscience, Inc.), a Delaware corporation, whose address is 4223 Technology Drive, Durham, North Carolina 27704 (“Tenant”).

W I T N ES S E T H:

WHEREAS, Landlord’s predecessor-in-interest, THE GMH INDEPENDENCE LIMITED PARTNERSHIP, a North Carolina limited partnership (“GHM”), and Tenant entered into that certain Lease (the “Lease”) dated January 16, 2001, for the leasing of certain real property located at 4223 Technology Drive, Independence Park, Durham, North Carolina, and all improvements thereon (the “Property”);

WHEREAS, Landlord purchased the Property from GMH and now holds the interest as Landlord under the Lease;

WHEREAS, Landlord and Tenant modified the Lease by that certain First Amendment to Lease dated July 31, 2005; and

WHEREAS, Landlord and Tenant wish to further modify the terms of the Lease as more particularly set forth below.

NOW THEREFORE, for and in consideration of the premises hereof, the mutual covenants and benefits set forth herein and in the Lease and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Capitalized Terms. All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Lease.

2. Installation of Additional Lighting. Landlord shall permit Duke Power Company, LLC to install additional lighting to the exterior of the Property pursuant to the NC Service Agreement – Outdoor Lighting attached hereto as Exhibit A. Tenant agrees to pay all costs and expenses relating thereto, whether billed prior to, during or following the installation of such additional lighting. Tenant’s failure to pay such charges within five (5) days of demand therefore from Landlord shall constitute an event of default pursuant to Section 27 of the Lease.

3. Ratification; Conflict. Landlord and Tenant hereby ratify and confirm the terms of the Lease and agree that, except as herein amended, all terms and conditions of the Lease remain in full force and effect. In the event of a conflict between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall control.

4. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed a fully executed original.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Second Amendment in manner and form sufficient to bind them as of the day and year first above written.

LANDLORD:

CNL RETIREMENT MOP 4223 DURHAM NC, LP, a Delaware limited partnership

By:	CNL RETIREMENT MOP A PACK GP, LLC, a Delaware limited liability company, its sole general partner

By:	/s/ Victoria A. Curl

Name:	Victoria A. Curl

Title:	Vice President of Asset Management

STATE OF FLORIDA

COUNTY OF ORANGE

The foregoing instrument was acknowledged before me this, the 14th day of August, 2006, by Victoria A. Curl, as VP of Asset Management of CNL RETIREMENT MOP A PACK GP, LLC, a Delaware limited liability company, as the sole general partner of CNL RETIREMENT MOP 4223 DURHAM NC, LP, a Delaware limited partnership, on behalf of the partnership and the company. She is personally known to me or has produced                      as identification.

Christina D. Redman
(NOTARY SEAL)	Notary Public Name: Serial No.: My Commission Expires:

2

TENANT:

ARGOS THERAPEUTICS, INC., a Delaware
corporation

	By:	/s/ Jeffrey Abbey
Attest:	Name:	Jeffrey Abbey

/s/ William Wofford	Title:	VP Business Development
Name:William Wofford
Asst. Secretary

[Corporate Seal]

NORTH CAROLINA

DURHAM COUNTY

I, Grace S. Collins, a Notary Public, do hereby certify that William N. Wofford, personally appeared before me this day and acknowledged that he is the Assistant Secretary of ARGOS THERAPEUTICS, INC., a Delaware corporation and that by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name and by its VP Business Dev., sealed with the corporate seal, and attested by William N. Wofford as its Asst. Secretary.

Witness my hand and notarial seal this, the 31st day of July, 2006.

Grace S. Collins
(Notary Public)

My commission expires:

My Commission Expires 12-02-06.

3

EXHIBIT A

4

Electric Service Installation Provisions

WR*: 928226

(Internal Use Only)

I, CNL RETIREMENT, have requested that Duke Power install above ground or underground electric service conductors at my home/business located at 4233 Technology Drive In making this request, I agree to the following checked provisions:

1. While Duke is responsible for locating publicly owned underground utility lines (telephone, catv, gas) I am responsible for identifying for Duke Power or its agent the correct location of all underground objects that might be damaged by or cause damage to Duke Power’s equipment of its contractor’s equipment in the process of installation. Underground objects include, but or not limited to: septic tanks, drain lines, drain fields, designated repair areas, water lines, irrigation lines and electrical lines not owned by Duke Power.

2. Once I have physically marked the underground objects, within + or -30 Inches, using paint, flags, or stakes, Duke Power or its contractor will assume responsibility for avoiding damage to said objects.

3. I assume full responsibility for any damage to underground objects caused by my failure to notify or incorrectly notify Duke Power of the location of the underground objects.

4. Duke Power or its contractor will assume responsibility for performing said installation in a professional manner by avoiding damage to obvious above ground objects such as curbs, gutters, shrubbery, sidewalks, and buildings.

5. I understand the specific route of the proposed above ground or underground conductors and location of poles and/or apparatus as described by the Duke Power representative.

6. In the course of installing underground lines and equipment in areas with landscape trees, there is the probability of some root damage and I will not hold Duke Power or its contractor responsible for damage to or the health of any trees.

7. Equipments tracks and ground disturbance will result from the use of equipment necessary for the installation of above ground or underground facilities.

8. Duke Power or its contractor will not be responsible for reseeding lawns or replacing gravel in the area(s) disturbed due to the installation of poles, apparatus (such as transformers or pedestals) or underground facilities.

9. I May be required to pay a contribution in aid of construction if rock or other adverse conditions are encountered. Refer to Underground Distribution Installation Plan (copy available upon request). Costs associated with lighting installations may vary from those listed below. These conditions include but are not limited to the following examples:

Examples of Charges Unit Cost

Provide a trench in rock (in excess of 10% of trench footage) $54.74 per linear foot

Place clean sand/clay backfill (in excess of 10% of trenchs footage) $2.16 per linear foot

Provide clean sand/clay backfill from off site $Cost plus 15%

Punching under roads/driveways/sidewalks $52.34 per linear foot

Digging within 30* of another utility $8.64 per linear foot

Remove/restore gravel, 2” depth, 10’ width $21.65 per linear foot

Pull secondary/lph primary cable in existing conduct $1.73 per linear foot

Pull 3ph primary cable in existing conduct $2.16 per linear foot

Crew delay due to customer or site conditions $86.41 per hour

Guaranteed meter base location changes more than 10’ at time of installation $422.03 per occurrence

Engineering costs $65.00 per hour

Other: $

10. To meet National Electric Safety Codes, work site grading, and landscaping must be      at final grade or      within 6 inches of final grade (Duke Representative to initial appropriate item) before installation of underground facilities. Refer to Underground Distribution Installation Plan (copy available upon request).

11. I understand that I may be responsible for any additional costs incurred by duke due to Duke’s Inability to perform work on schedule as a result of my failure to have the site ready or remain ready until all work has been completed ($126 minimum charge).

12. I have requested that Duke Power install underground facilities on the property listed above. In making this request, I agree to be the single point of contact for Duke Power and agree to be financially responsible to Duke Power for any damage to Duke Power’s equipment that is caused by a contractor retained by me..

13. NA I have provided Duke Power with the correct load information to size my facilities. I assume full responsibility for any changes in the load information that will require Duke Power to install larger sized underground facilities after the underground service has been installed.

14. These provisions have been explained to me and I have received a copy of this document.

*

7/25/06

CNL RETIREMENT MOP 4233 DURHAM NC, LP, A DELAWARE LIMITED PARTNERSHIP.

BY: CNL RETIREMENT MOP A PACK GP, LLC, A DELAWARE LIMITED LIABILITY COMPANY ITS SOLE GENERAL PARTNER

Robert L Wingat

919-687-3229

7/15/2006

Duke Power Representative

Phone Number

Date

Revised 1/06

Page 1 of 2

Duke Power Company LLC
dba Duke Energy Carolinas LLC

NC Service Agreement - Outdoor Lighting

Duke Energy Corporation - Electronic Form Repository
Electric Distribution form for North Carolina Only

Customer Name: MERIX BIOSCIENCE   Project Name: 4233 TECHNOLOGY DRIVE
Service Address: 4233 TECHNOLOGY DRIVE, DURHAM, NC
Mailing Address: 4233 TECHNOLOGY DRIVE, DURHAM, NC 27704-2173
Service Requested by: CNL RETIREMENT CORPORATION   Title: PROPERTY OWNER   Phone:

Duke Energy Carolinas LLC
Date
TOTAL MONTHLY CHARGES: $23.87
One Time Payment (incl. tax): $0.00
* Subject to change per KWH as shown on effective rate schedule.

This agreement, when signed by the Customer and by an authorized representative of Duke Energy Carolinas LLC ("Duke"), will be a contract under which Duke agrees to furnish the outdoor lighting service indicated below to the Customer and the Customer agrees to pay for the service in accordance with the terms of Rate Schedule OL and Duke's Service Regulations on file with the North Carolina Public Service Commission, and on file in Duke's offices, (AS THE RATE SCHEDULE AND SERVICE REGULATIONS MAY BE MODIFIED FROM TIME TO TIME) which Rate Schedule and Service Regulations are hereby incorporated as part of this agreement.

Duke will provide the outdoor lighting service indicated below, but if the service is wholly or partially interrupted or suspended or fails because lamps burn out or are broken, because of any cause beyond Duke's reasonable control or because Duke needs to suspend the service for the purpose of inspecting or making repairs or alterations to its lines or other equipment, then Duke shall not be obligated to provide the service during any such interruption, suspension or failure, and Duke shall not be liable for any damage or loss resulting therefrom. Duke will replace burned out lamps and otherwise maintain the fixtures during regular daytime working hours as soon as practical following notification by the Customer of such problems.

It is further agreed that Duke reserves the right to discontinue service and remove the fixtures from the Customer's premises if the Customer violates any of the terms of the Service Regulations, Rate Schedule or this Agreement. The initial term of this Agreement shall be 3 years, and thereafter it shall continue until terminated by either party giving 30 days' written notice to the other party. IN THE EVENT OF TERMINATION DURING THE INITIAL TERM OF THIS AGREEMENT, THE CUSTOMER AGREES TO PAY DUKE THE TOTAL MONTHLY CHARGE FOR THE NUMBER OF MONTHS REMAINING IN THE INITIAL TERM.

Customer Signature ______________________   Date Signed ________

Special Instructions: None

Work Request Number: 928226
SA ID: 20060426192034

Basic Luminaires

Existing Pole Rate	Existing Pole # Units	Existing Pole Monthly Charge	New Pole w/ OH Rate	New Pole w/ OH # Units	New Pole w/ OH Monthly Charge	New Pole w/ UG Rate	New Pole w/ UG # Units	New Pole w/ UG Monthly Charge
Luminaire #1								
400 watt, 50,000 lumen High Pressure Sodium lamp, urban								
12.2	0	0.00	17.9	0	0.00	21.85	1	21.85

Additional Monthly Charges

Existing Pole Rate	Existing Pole # Units	Existing Pole Monthly Charge	New Pole w/ OH Rate	New Pole w/ OH # Units	New Pole w/ OH Monthly Charge	New Pole w/ UG Rate	New Pole w/ UG # Units	New Pole w/ UG Monthly Charge
35' standard wood pole instead of 30'								
N/A	N/A	N/A	$.31	1	0.31	$.31	0	0.00
Additional Monthly Charge for underground conductor $.07 for each increment of 10 feet or less, over 150 service feet per pole								
Total Secondary UG installed (in feet)			380	10' increments over 150' per pole =		23	x .07 =	1.61
						1.61 x	1 poles =	1.61
Subtotals:		$0.00			$0.31			$1.61

Other Charges

ACCOUNT MERIX BIOSCIENCE SERVICE ADDRESS 4233 TECHNOLOGY DRIVE DURHAM,NC ACCOUNT NUMBER 17836464017

NC Service Agreement - Outdoor Lighting

Duke Power Company LLC dba Duke Energy Carolines LLC Data Entery corporation – Electronic Fons Reportion Electronic Distrbution form for North creation only

Customer Name MERIX BIOSCIENCE Project Name 4233 TECHNOLOGY DRIVE Duke Energy Carolines LLC

Service Address 4233 TECHNOLOGY DRIVE, DURHAM, NC Date

Mailing Address 4233 TECHNOLOGY DRIVE, DURHAM NC 27704-2173 TOTAL MONTHLY CHARGES $23.87

Service Requested by CNL RETIREMENT CORPORATION Title PROPERTY OWNER Phone One Time Payment(IncL tax) $0.00

The agreement when Agned by its Customer and by at authorized represented Duke Energy Contract LLC(Duke) will be Contract under which Duke agrees to limits the outdoor lighting indicated below to the Customer and the Customer agrees to pay for the service in accordance with the terms of Rate Schedule Ol and Duke’s Service Regulations on file with the North Carolina Public Service Commission, and on file in Duke’s office. (AS THE RATE SCHEDULE AND SERVICE REGULATIONS MAY BE MODIFIED FROM TIME TO TIME) which Rate Schedule and Service Regulations and hereby incorporated as part of this agreement.

Duke will provide the outdoor lighting service indicated below, but if the service is wholly or partially interrupted or suspended or because lamps turn or are broken, because of any cause beyond Duke’s reasonable control or because Duke records to suspend the service for the purpose of inspecting or making aspects or allegations to its lines or other equipment, then Duke shall not be to provide the service during any such interruption suspended or failure and Duke shall not be contingence for any

Agreement shall be 3 Years, and ose be it shall continued until by author party outing to days when roe to the party, IN THE EVENT OR TERMINATION OUPUTING THE INTAL TERM OF THIS AGREEMENT, THE CUSTOMER AGREES TO PAY DUKE THE TOTAL MONTHLY CHARGE FOR THE NUMBER OF MONTHS REMAINING IN THE INTIAL TERM

Customer Signature Date Signed

Special Instruction None Work Request 928225

Number SA1D 200604269192034

Basic Luminaires

Rate # Units Existing Pole Monthly Charge Rate # Units New Pole w/OH Monthly Charge Rate # Units New Pole w/UG Monthly Charge

Lumlnaire #1

400 Was, 50,.000 lumen High Pressure Sodium lamp. Urban

12.2 0 0.00 17.9 0 0.00 21.95 21.85

Additional Monthly Charges

Rate Existing Pole # Units Monthly Charge Rate # Units New Pole w/OH Monthly Charge

Rate New Pole w/UG # Units Monthly Charge

35* Standard wood pole instead of 30* N/A N/ A N/A $.31 1 0.31 $31 0 0.00

Additional Monthly charge for underground conductor $0.7 for each Increment of 10 feet or less, over 150 service feet per pole Total Secondary UG installed (in feet) 380 10 Increments over 150 per pole 23 1.61*.07=1 poles= 1.61 1.61

Subtotals : $0.00 $0.31 $1.61

Other Charges

Additional One Time Payment Total Amount $0.00

Additional Monthly Payment Total Amount $1.92

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THIRD AMENDMENT TO LEASE

This THIRD AMENDMENT TO LEASE (this “Amendment”) is made as of June 21, 2011, by and between HCP MOP 4233 Durham NC, LP, formerly known as CNL Retirement MOP 4223 Durham NC, LP, a Delaware limited partnership, or its assigns (“Landlord”) and Argos Therapeutics, Inc., a Delaware corporation (‘Tenant”) under the following circumstances:

Landlord and Tenant have entered into that certain Lease dated as of January 16, 2001, as amended by the First Amendment dated July 31, 2005, and as amended by the Second Amendment dated August 7, 2006 (the “Lease”) whereby Landlord has leased to Tenant premises consisting of 20,000 rentable (20,000 usable) square feet and known as Suite No. 100 on the first (1st) floor of the building located at 4233 Technology Drive, Durham, North Carolina 27704, which real property is described on Exhibit A to the Lease (the “Premises”); and

Landlord and Tenant are executing this Amendment in order to modify certain terms of the Lease.

Each initially capitalized term not defined herein shall have the meaning given such term in the Lease.

NOW THEREFORE, in consideration of the promises and the agreements and covenants contained herein, Landlord and Tenant agree that the Lease is amended and modified as follows:

A. Amendments

1. The Term is hereby extended for an additional period of five (5) years and three (3) months, commencing September 1, 2011 (“First Extended Term Commencement Date”) and expiring on November 30, 2016.

2. Effective upon full execution of this Amendment, Section 3(b) of Lease is hereby deleted in its entirety.

3. Effective on the First Extended Term Commencement Date, Section 5(b) and (c) Rent, of the Lease is hereby amended by substituting the following Rent Schedule. Beginning on the First Extended Term Commencement Date, the amount of Rent payable in accordance with Section 5 (b) and (c) of the Lease shall be as provided in the Rent Schedule as follows:

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Revised Schedule

Lease Year	Annual Rental Rate/r.s.f.	Monthly Rent
9/01/2011 – 8/31/2012	$14.25/r.s.f.	$23,750.00
9/01/2012 – 8/31/2013	$14.54/r.s.f.	$24,233.33
9/01/2013 – 8/31/2014	$14.83/r.s.f.	$24,716.67
9/01/2014 – 8/31/2015	$15.13/r.s.f.	$25,216.67
9/01/2015 – 8/31/2016	$15.43/r.s.f.	$25,716.67
9/01/2016 – 11/30/2016	$15.74/r.s.f.	$26,233.33

4. Section 5 Rent.: The following is hereby added to the end of Section 5 (a) of the Lease:

“Notwithstanding the above, Tenant shall not be obligated to pay rent for the period between January 1, 2012 - January 31, 2012. This rent concession shall total $23,750.00 (“Rent Concession”). The Rent Concession shall be due and payable by Tenant to Landlord if there occurs an event of default under the Lease on the part of Tenant and such default is not cured within any applicable time frame set forth in this Lease.”

5. Section 39 Notices.: Section 39 is hereby amended to revise Landlord address:

HCP MOB 4233 Durham NC, LP

c/o: HCP, Inc.

3000 Meridian Blvd., Suite 200

Franklin, TN 37067

Attn: Asset Manager

6. Section 51. The following is hereby added as a new section to the Lease numbered 51:

SECTION 51. CONSTRUCTION OF CERTAIN IMPROVEMENTS; ACCEPTANCE OF IMPROVED PREMISES

51.1. Tenant Improvement Contribution. Upon full execution of this Third Amendment to Lease and subject to fulfillment of the terms and conditions of this Lease and of the terms and conditions set forth below, Landlord shall provide Tenant with a contribution (the “Contribution”) toward certain tenant improvements to be constructed or installed in the Premises (the “Improvements”), which Improvements shall be and remain at all times the property of Landlord, except for those improvements constituting furniture. Landlord’s Contribution shall be an amount of up to, but not exceeding, $10.00 per rentable square foot. The Contribution shall be available during the calendar year 2011 with any unused or unallocated portion of the Contribution ceasing to be available on December 31,2011.

Landlord shall pay to Tenant or its designee such portion of the Contribution as is supported to Landlord’s reasonable satisfaction by invoices or other appropriate documentation evidencing the actual cost of the Improvements upon fulfillment of all of the following conditions:

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(i) issuance of a certificate of occupancy (if required) by the appropriate governmental authority for all areas affected by the improvements upon completion; (ii) delivery to Landlord of lien waivers executed by Construction Company (as hereinafter defined) and by all subcontractors, materialmen and suppliers, together with affidavits of Tenant and Construction Company setting forth the names of all such subcontractors, materialmen and suppliers; (iii) delivery to Landlord of evidence reasonably satisfactory to Landlord of payment of all costs incurred in connection with the Improvements; (iv) this Lease shall be in full force and effect without default by the Tenant, and (v) resolution to Landlord’s reasonable satisfaction of any aspects of the Improvements that are not in accordance with plans approved by Landlord. The Contribution shall apply only toward amounts Tenant shows, to Landlord’s reasonable satisfaction and in accordance with standard market practices, that Tenant actually expended in connection with the Improvements. Landlord shall pay Tenant such portion of the Contribution within sixty (60) days of the fulfillment of the preceding conditions of this paragraph.

A portion of the Contribution, of up to $1.00 per rentable square foot may be used for furniture, which shall be and remain at all times the property the Tenant. Items constituting “Improvements” shall be determined by Landlord, and may include, but shall not be limited to, all interior demising walls, flooring, electrical materials and equipment, mechanical, plumbing and life-safety equipment in the Premises. Any costs and expenses of the Improvements that exceed or are not covered by the Contribution (“Additional Excess Costs”) shall be the sole responsibility of and shall be paid by Tenant.

51.2. Plans and Specifications; Performance and Construction of Improvements. No improvements shall be done on or in the Building without the specific written authorization of Landlord which shall not be unreasonably withheld. Landlord shall cooperate with Tenant in developing plans for Improvements and Tenant shall obtain Landlord’s prior written approval on all such plans.

Tenant shall impose and enforce all reasonable and customary procedures, conditions and restrictions imposed by or required by Landlord on persons and entities who engage in the Improvements. Tenant shall ensure that Construction Company has all appropriate licenses for the performance and construction of the Improvements, that the Construction Company is bondable (whether or not it is required to actually obtain payment and performance bonds for the Improvements) and that the Construction Company carries insurance with companies acceptable to Landlord in types and amounts acceptable to Landlord, but in no event less than $1,000,000 per person and per occurrence for each of the following types of coverage: employer liability, bodily injury, property damage, personal injury, premises-operations, independent contractor’s protective, products and completed operations and broad form property damage. Tenant shall provide Landlord with certificates of insurance evidencing such coverage prior to commencement of the Improvements and shall ensure that Landlord is named as an additional insured on Construction Company’s insurance policies if Landlord so requests. Tenant shall ensure that Construction Company’s insurance policies provide that they cannot be canceled or allowed to expire until at least thirty (30) days’ prior written notice has been given to Landlord.

Tenant shall ensure that the Improvements shall be conducted in accordance with the procedures provided by Landlord to Tenant.

51.3. Indemnification. Tenant shall indemnify, defend and hold harmless Landlord and each of its successors, assigns, affiliates, employees, officers, directors, agents, contractors and other representatives (each, an “Indemnified Party” and collectively, the

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“Indemnified Parties”) from and against any loss, cost, expense, damage, claim, allegation or other detriment suffered by or brought against an Indemnified Party in connection with acts or omissions relating to the construction or performance of the Improvements, regardless of whether the relevant or alleged act(s) or omission(s) occurred before, during or after completion of the Improvements, unless such loss, cost, expense, damage, claim, allegation or detriment arises from the failure of the Landlord or the Landlord’s predecessors to ensure all construction and improvements made prior to January 16, 2001 complied with applicable governmental or quasi-governmental or utility laws, codes, regulations and requirements.

51.4. Additional Excess Costs. Tenant shall not cause or permit any liens, encumbrances or security interests to attach to any Improvements or any other property at the Premises or to areas or property affected by the Improvements. Throughout the process of preparing the plans for the Improvements and obtaining any necessary governmental permits and approvals, each party shall act diligently and in good faith and shall cooperate with the other and with governmental agencies in whatever manner may be reasonably required. Tenant acknowledges and agrees that Landlord reserves the right, without Tenant’s consent and without liability to Tenant, to require or make any modifications, changes or omissions to the plans required by any governmental or quasi-governmental authority or utility. If the cost of Tenant’s substitutions causes the cost of the Improvements to exceed the Contribution, the Tenant shall be responsible for such difference in cost as part of the Additional Excess Costs. Any change orders or extras requested by Tenant must be agreed to by Landlord in writing. Tenant will pay the cost of any change or extra as and when requested by the party to whom payment is owed. Landlord will have no liability to Tenant for the omission or improper construction, installation or performance of any changes or extras.

51.5. Commencement Date. [Intentionally Deleted.]

51.6. Substitutions; Change Orders and Extras. [Intentionally Deleted.]

51.7. Delays Beyond Landlord’s Control. [Intentionally Deleted.]

51.8. Certain Modifications. [Intentionally Deleted.]

51.9. Other. Landlord shall not be liable for any accident, injury, damage, loss, cost, expense or other detriment suffered by any person or entity in connection with the design, construction, performance or installation of the Improvements unless such accident, injury, damage, loss, cost, expense or other detriment arises form the failure of the Landlord or the Landlord’s predecessors to ensure all construction and improvements made prior to January 16, 2001 complied with applicable governmental or quasi-governmental or utility laws, codes, regulations and requirements. Tenant will use commercially reasonable efforts to ensure that the Improvements will be constructed in accordance with plans and specifications approved by Landlord, that all materials and equipment furnished will be new, that the Improvements will be of good quality, and in compliance with all applicable laws, codes and regulations, including but not limited to environmental, zoning, building and land use laws.

7. Section 52.: The following is hereby added as a new section of the Lease numbered 52:

52. Option to Renew. (a) So long as Tenant is not in default under the terms of this Lease, both at the time of the exercise of this option to renew and at the expiration of the initial

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Term of this Lease, Tenant shall have an option to extend the Term of this Lease for an additional five (5) years subsequent to the First Extended Term (the “Second Extended Term”). The Second Extended Term shall be on and subject to the same terms, covenants and conditions as herein contained, except for Rent, which shall be determined as hereinafter provided. This option shall be exercised only by written notice from Tenant to Landlord and given no less than one hundred eighty (180) days prior to the expiration of the First Extended Term.

(b) Rent During Second Extended Term. Annual Rent per rentable square foot for the Second Extended Term shall be an amount equal to “Fair Market Base Rental Rate”. As used herein the term “Fair Market Base Rental Rate” shall be the fair market annual rental of the Premises mutually determined by Landlord and Tenant based on comparable annual rental rates being charged in the market area for space comparable to the Premises, taking into account the quality and age of the Building; the location, the floor level, quality of tenant improvements provided and other relevant factors and assuming that such annual rental is a “net” rental pursuant to a lease providing for a pass through of taxes and operating expenses on a proportionate basis. Notwithstanding anything to the contrary set forth herein, the foregoing Option to Renew shall not apply to any renewal or extension of the current lease of the Premises or to any offer to lease or any new lease entered into with the current tenant of the Premises or with such tenant’s successors or assigns. In the event of any conflict between this paragraph and Section 18 of the Lease, the provisions of Section 18 shall prevail.

8. Section 53.: The following is hereby added as a new section of the Lease numbered 53:

53. Option to Terminate. So long as Tenant is not in default under the terms of the Lease, Tenant may terminate the Lease effective December 31, 2014 by giving Landlord written notice between September 1, 2014 and September 30, 2014. If Tenant exercises its right to terminate set forth in this paragraph, Tenant’s written notice shall include payment to Landlord a sum of $150,000.00, as consideration for such termination (“Termination Fee”). Tenant’s delivery of such written notice and payment shall be a condition precedent to the exercise of Tenant’s rights under this paragraph. Upon the effective date of termination Tenant shall surrender the Premises to Landlord in accordance with the terms of the Lease, and both parties shall be released of all obligations and liabilities arising under this Lease, provided that the parties shall remain liable for all obligations under the Lease which arose prior to termination or are otherwise intended to survive termination (including without limitation indemnity and accrued payment obligations).

In the event Tenant does not exercise the option to terminate set forth in this Section 53, Tenant shall not be obligated to pay rent for the period January 1, 2015 – February 28, 2015. This rent concession shall total $50,433.34 (“Rent Concession”). The Rent Concession shall be due and payable by Tenant to Landlord if there occurs an event of uncured default under the Lease on the part of Tenant and such default is not cured within any applicable time frame set forth in this Lease.

[Signatures on following page]

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B. Miscellaneous.

1. Except as amended by this Amendment, the Lease remains in full force and effect, as amended hereby. In the event of a conflict between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall control. Defined terms used in this Amendment not defined herein shall have the meaning set forth in the Lease.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first above written.

WITNESSES:

WITNESS
As to Tenant:

Elaine Sale
(Witness Signature)
Elaine Sale
(Witness Printed Name)

Randal Goller
(Witness Signature)
Randal Goller
(Witness Printed Name)

TENANT:

Argos Therapeutics, Inc.

By: Jeffery Abbey
(Signature)

Name: Jeffery Abbey
Title: CEO

Date: 5-19-11

LANDLORD:

WITNESS
As to Landlord:

Jayne Poston
(Witness Signature)
Jayne Poston
(Witness Printed Name)

Susan W. Mitchell
(Witness Signature)
Susan W. Mitchell
(Witness Printed Name

HCP MOP 4233 Durham NC, LP

By: HCP MOP A Pack GP, LLC
Its: general partner

By: ____________
(Signature)

Name: James A. Croy
Title: Vice President – Asset Management

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